AGREEMENT AND PLAN OF MERGER

between

CAZADOR ACQUISITION CORPORATION LTD.

and

NET ELEMENT, INC.

Dated as of June 12, 2012

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- ii -

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AGREEMENT AND PLAN OF MERGER, dated as of June 12, 2012 (this “Agreement”), between Cazador Acquisition Corporation Ltd., a Cayman Islands limited corporation (which shall be converted to a Delaware corporation prior to the Closing defined below, before and after such conversion, “Cazador”) and Net Element, Inc., a Delaware corporation (the “Company”).

WHEREAS, prior to the Closing (as defined herein), Cazador will migrate from a Cayman Islands limited corporation and reincorporate as a Delaware corporation;

WHEREAS, as of the Closing, the Certificate of Incorporation of Cazador, as in effect immediately prior to the Closing and substantially in the form attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation (as hereinafter defined), until thereafter amended as provided by law and such Certificate of Incorporation;

WHEREAS, as of the Closing, the By-laws of Cazador, as in effect immediately prior to the Closing substantially in the form attached hereto as Exhibit B, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Company and Cazador will enter into a business combination transaction pursuant to which the Company will merge with and into Cazador (the “Merger”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has resolved to recommend the approval and adoption of this Agreement by the stockholders of the Company;

WHEREAS, the Board of Directors of Cazador (the “Cazador Board”) has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Cazador and fair to, and in the best interests of, Cazador and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has resolved to recommend the approval and adoption of this Agreement by the stockholders of Cazador; and

WHEREAS, for United States federal income tax purposes, it is intended that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), (ii) this Agreement will constitute a “plan of reorganization” (within the meaning of Treasury Regulations Section 1.368-2(g)), and (ii) each party will be a party to such reorganization within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Cazador and the Company hereby agree as follows

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ARTICLE I

THE MERGER

SECTION 1.01         The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Merger Effective Time, the Company shall be merged with and into Cazador. As a result of the Merger, the separate corporate existence of the Company shall cease and Cazador shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 1.02         Effective Time; Closing.

(a)          As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in any case, the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the “Merger Effective Time”).

(b)          Immediately prior to the filing of the Certificate of Merger and Articles of Merger, a closing (the “Closing”) shall be held at the offices of Reed Smith, LLP, 599 Lexington Ave, 22nd Floor, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

SECTION 1.03         Effect of the Merger. At the Merger Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.04         Certificate of Incorporation; Name of the Surviving Corporation; By-laws. At the Merger Effective Time, (a) the Certificate of Incorporation of Cazador, as in effect immediately prior to the Merger Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, (b) the By-laws of Cazador, as in effect immediately prior to the Merger Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws and (c) following the Merger, the Surviving Corporation will retain the Company’s ticker symbol “NETE” upon Nasdaq’s approval of Cazador’s listing application, and as promptly as practicable after the Merger Effective Time, the Surviving Corporation shall change its name to “Net Element International, Inc.”.

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SECTION 1.05         Trust Disbursement. At the Merger Effective Time, and upon the terms and subject to the conditions of this Agreement and in accordance with Cazador’s Certificate of Incorporation, Delaware Law, and the Trust Agreement, Cazador shall cause the Trustee to distribute the proceeds of the Trust Fund in order to consummate the transactions contemplated hereby.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01         Conversion of Securities. At the Merger Effective Time, by virtue of the Merger and without any action on the part of Cazador, the Company or the holders of any of the following securities:

(a)          except for the Dissenting Shares, each share of Company Common Stock (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the “Company Shares”) issued and outstanding immediately prior to the Merger Effective Time (other than any Company Shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares) shall be canceled and shall be converted automatically, subject to Section 2.02, into the right to receive that number of shares of common stock of the Surviving Corporation (“Cazador Shares”), equal to that number obtained by multiplying the Exchange Ratio with the number of such holder’s Company Shares; and

(b)          each Company Share held in the treasury of the Company and each Company Share owned by any direct or indirect wholly owned subsidiary of the Company immediately prior to the Merger Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

Notwithstanding anything to the contrary in this Section 2.01, to the extent a holder of Company Shares would receive fewer than 100 Cazador Shares as a result of the Exchange Ratio (such Persons, “Potential Round Lot Holders”), Cazador shall have the right, exercisable in Cazador's sole and absolute discretion, to issue in the Merger an additional number of Cazador Shares to bring such Potential Round Lot Holder's aggregate Cazador equity holdings to 100 Cazador Shares.

SECTION 2.02         Exchange of Certificates.

(a)          Exchange Agent. Cazador shall deposit, or shall cause to be deposited, with such bank or trust company that may be designated by Cazador and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Shares, for exchange in accordance with this Article II through the Exchange Agent certificates representing those Cazador Shares issuable pursuant to Section 2.01(a) and Section 2.02(e) as of the Merger Effective Time (such certificates for Cazador Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Cazador Shares contemplated to be issued pursuant to Section 2.01(a) and Section 2.02(e) out of the Exchange Fund. Except as contemplated by Section 2.02(g) hereof, the Exchange Fund shall not be used for any other purpose.

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(b)          Exchange Procedures. As promptly as practicable after the Merger Effective Time, Cazador shall cause the Exchange Agent to mail to each person who was, at the Merger Effective Time, a holder of record of Company Shares entitled to receive Cazador Shares pursuant to Section 2.01(a) and 2.02(e): (i) a letter of transmittal (which shall be in the form and substance approved by the Company in writing prior to the Closing and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Company Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing that number of Cazador Shares which such holder has the right to receive pursuant to the provisions of Section 2.01(a) and 2.02(e) in respect of the Company Shares formerly represented by such Certificate (after taking into account all Company Shares then held by such holder) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Cazador Shares that such holder has the right to receive pursuant to the provisions of Section 2.01(a) and 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Merger Effective Time to represent only the right to receive upon such surrender the certificate representing Cazador Shares that such holder has the right to receive pursuant to the provisions of Section 2.01(a), 2.01(b) or 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

(c)          Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made after the Merger Effective Time with respect to the Company Common Stock with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of Company Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Merger Effective Time and theretofore paid with respect to such shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Merger Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

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(d)          No Further Rights in Company Common Stock. All Cazador Shares issued upon conversion of the Company Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c)) shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Shares.

(e)          No Fractional Shares. No certificates or scrip of Cazador Shares representing fractional Company Shares will be issued; in lieu thereof, Cazador shall issue one Cazador Share to the holder of any Company Shares that would otherwise be entitled to such fractional Cazador Shares.

(f)          Adjustments to Cazador Shares. The number Cazador Shares which a holder has the right to receive pursuant to the provisions of Section 2.01(a) and 2.02(e) shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Cazador Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Cazador Common Stock (excluding the effect of the exercise of the redemption rights provided for in Section 47.3 of the current Cazador Memorandum and Articles of Association (the “Redemption Rights”)) or Company Common Stock occurring on or after the date hereof and prior to the Merger Effective Time.

(g)          Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Common Stock or Cazador Common Stock for one (1) year after the Merger Effective Time shall be delivered to Cazador, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Cazador for the Cazador Shares and any dividends or other distributions with respect to the Cazador Shares to which they are entitled pursuant to Section 2.02(c), as applicable. Any portion of the Exchange Fund remaining unclaimed by holders of Company Shares or Cazador Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Cazador free and clear of any claims or interest of any person previously entitled thereto.

(h)          No Liability. Neither of the Exchange Agent or Cazador shall be liable to any holder of Company Shares or Cazador Shares for any such Company Shares or Cazador Shares, as applicable (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(i)          Withholding Rights. Cazador shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares or Cazador Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Cazador and remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares or Cazador Shares in respect of which such deduction and withholding was made by Cazador and/or the Surviving Corporation, as the case may be.

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(j)          Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Cazador Shares to which the holders thereof have the right to receive pursuant to the provisions of Section 2.01(a) and 2.02(e), and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), as applicable.

SECTION 2.03         Stock Transfer Books. At the Merger Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. From and after the Merger Effective Time, the holders of Certificates representing Company Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided in this Agreement or by Law. On or after the Merger Effective Time, any Certificates presented to the Exchange Agent or Cazador for any reason shall be converted into the shares of the common stock of the Surviving Corporation to which the holders thereof have the right to receive pursuant to the provisions of Section 2.01(a) and 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

SECTION 2.04         Company Convertible Securities.

Immediately prior to the Merger Effective Time:

(a)          all warrants to purchase shares of Company Common Stock (the “Company Warrants”) and all outstanding options to purchase Company Common Stock, under either of the 2004 Company Option Plan or the 2011 Company Option Plan (the “Company Stock Options”), and each other outstanding convertible securities of the Company, including, without limitation, unvested restricted stock and unvested options to purchase Company Common Stock (such unvested stock and unvested options together, the “Unvested Securities”), and any convertible debt instruments, (together with the Company Warrants, the Company Stock Options and the Unvested Securities, the “Company Convertible Securities”), as of immediately preceding the Merger Effective Time, shall (i) in the case of the Unvested Securities, accelerate and become fully vested and convertible, and (ii) in the case of all Company Convertible Securities (other than restricted stock and convertible debt instruments (together, the “Fixed Conversion Securities”)), that have an exercise price less than the Cashless Share Price, cease to represent a right to acquire shares of Company Common Stock and shall be converted, immediately prior to the Merger Effective Time, into shares of Company Common Stock according to a Cashless Exercise (except to the extent such Company Convertible Securities are Company Stock Options granted under the 2011 Company Option Plan in lieu of compensation and the holder of such Company Stock Options elects to receive cash (in the amount of cash compensation that was previously foregone in connection with the compensation reductions) in exchange for terminating such Company Stock Options), all pursuant to a consent and conversion agreement, as agreed in good faith between the parties hereto and the holder of any such Company Convertible Securities (each a “Conversion Agreement”);

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(b)          all agreements granting such Company Convertible Securities (each a “Company Convertible Securities Agreement”), shall be terminated immediately after the conversion contemplated by Section 2.04(c). In addition, and pursuant to each Conversion Agreement, all Company Convertible Securities with any exercise price in equal to or greater than the Cashless Share Price, shall cease to represent a right to acquire shares of Company Common Stock and shall be cancelled (except to the extent such Company Stock Options were granted under the 2011 Company Option Plan in lieu of compensation and the holder of such Company Stock Options elects to receive cash (in the amount of cash compensation that was previously foregone in connection with the compensation reductions) for such Company Stock Options pursuant to a Conversion Agreement), and each Company Convertible Securities Agreement covering such Company Convertible Securities shall be terminated, such that each holder of such Company Convertible Securities shall not have a right to acquire shares of Company Common Stock or Cazador Shares; and

(c)          all Fixed Conversion Securities shall be converted immediately prior to the Merger Effective Time, into shares of Company Common Stock according to the terms thereof, or according to the terms of any applicable Company Convertible Securities Agreement.

SECTION 2.05         Dissenting Shares.

(a)          Notwithstanding any provision of this Agreement to the contrary but only to the extent available under the DGCL, each Company Share that is outstanding immediately prior to the Merger Effective Time and that is held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Share in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, Cazador Shares at the Exchange Ratio. To the extent applicable, such stockholders shall be entitled to receive payment of the appraised value of such Company Shares held by them in accordance with the provisions of such Section 262, except that each Dissenting Share held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Merger Effective Time, the right to receive the Cazador Shares at the Exchange Ratio, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such Company Share.

(b)          The Company shall give Cazador (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Cazador, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 2.06         Affiliates. Notwithstanding anything to the contrary herein, no Cazador Shares shall be delivered to a person who may be deemed an “affiliate” of the Company in accordance with Section 6.09 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Cazador an executed copy of the affiliate letter contemplated in Section 6.09 hereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Cazador to enter into this Agreement, and subject to the disclosure set forth in the disclosure schedule which identifies exceptions to the Company’s representations and warranties and which has been prepared by the Company and delivered by the Company to Cazador concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Cazador that:

SECTION 3.01         Organization and Qualification; Subsidiaries.

(a)          Each of the Company and each subsidiary of the Company (each a “Company Subsidiary”) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or any of the transactions contemplated by this Agreement (collectively, the “Transactions”) or otherwise prevent or materially delay the Company from performing its obligations under this Agreement. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect.

(b)          A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02         Certificate of Incorporation and By-laws . The Company has heretofore furnished or made available to Cazador a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Certificates of Incorporation, By-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents.

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SECTION 3.03         Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 2,500,000,000 Company Shares and (ii) 100,000,000 shares of preferred stock $0.001 par value per share (“Company Preferred Stock”). As of the date of this Agreement, (i) 766,308,586 Company Shares are issued and outstanding, all of which are validly issued and are fully paid and nonassessable, (ii) 6,250,000 Company Shares are held in the treasury of the Company, (iii) no Company Shares are held by the Company Subsidiaries, and (iv) 46,805,936 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Stock Options, Company Restricted Stock Awards and other purchase rights granted pursuant to the Company Stock Option Plans and (v) 216,545,455 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants (the “Company Stock Awards”). As of the date of this Agreement, there are no shares of the Company Preferred Stock issued and outstanding. Except as set forth in this Section 3.03 there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding as of the date of this Agreement: (A) the name of the Company Stock Award recipient; (B) the particular plan pursuant to which such Company Stock Award was granted; (C) the number of shares of Company Common Stock subject to such Company Stock Award; (D) the exercise or purchase price of such Company Stock Award; (E) the date on which such Company Stock Award was granted; (F) the applicable vesting schedule; (G) the date on which such Company Stock Award expires; and (H) whether the exercisability of or right to repurchase such Company Stock Award will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Company has made available to Cazador accurate and complete copies of all Company Stock Option Plans pursuant to which Company has granted the Company Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Stock Awards. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Except as set forth in Section 3.03(a) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Award as a result of the Merger. All outstanding Company Shares, all outstanding Company Stock Awards, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (x) all applicable securities laws and other applicable Laws and (y) all requirements set forth in applicable contracts.

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(b)          Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever.

SECTION 3.04         Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Cazador, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company Board has approved this Agreement and the Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger or any of the Transactions. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 3.05         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) to the Knowledge of the Company, conflict with or violate any United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect.

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(b)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, and would not have a Company Material Adverse Effect.

SECTION 3.06         Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”). No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect.

SECTION 3.07         SEC Filings; Financial Statements.

(a)          Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, the Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since December 31, 2009, together with any amendments, restatements or supplements thereto, and will file all such forms, reports and documents required to be filed subsequent to the date of this Agreement (the “Additional Company SEC Reports”). The Company has made available to Cazador, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended March 31, 2009 and 2010, its Transition Report, as amended, on Form 10-KT/A for the period ended December 31, 2010 and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 2011, September 30, 2011 and December 31, 2011, and March 31, 2012 (iii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since April 1, 2009 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since April 1, 2009 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the “Company SEC Reports”). The Company SEC Reports were, and the Additional Company SEC Reports will be, prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations promulgated thereunder. The Company SEC Reports did not, and the Additional Company SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Company SEC Report or Additional Company SEC Report has been or is revised or superseded by a later filed Company SEC Report or Additional Company SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

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(b)          The consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

(c)          Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as at December 31, 2011, including the notes thereto (the “2011 Company Balance Sheet”), and set forth in Section 3.07(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities and obligations incurred since the date of the 2011 Company Balance Sheet in the ordinary course of business which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole; (ii) liabilities and obligations incurred in connection with the transactions contemplated by this Agreement; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole.

(d)          The Company has heretofore furnished or made available to Cazador complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

(e)          The Company has made available to Cazador all comment letters received by the Company from the SEC or the staff thereof since April 1, 2009 and all responses to such comment letters filed by or on behalf of the Company.

(f)          [Intentionally Omitted.]

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(g)          Since December 31, 2009, the Company has timely filed and made available to Cazador all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report (the “Company Certifications”). Each of the Company Certifications is true and correct. Except as set forth in Section 3.07(g) of the Company Disclosure Schedule, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Company and its Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. Section 3.07(g) of the Company Disclosure Schedule lists, and the Company has made available to Cazador, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 3.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(h)          The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Except as set forth in Section 3.07(h) of the Company Disclosure Schedule, the Company has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth in Section 3.07(h) of the Company Disclosure Schedule, the Company and its Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 3.07(h) of the Company Disclosure Schedule lists, and the Company has made available to Cazador complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

(i)          Section 3.07(i) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Company and the Company Subsidiaries since April 1, 2009 and the fees paid for such services. The Company has no off-balance sheet arrangements.

(j)          Since April 1, 2009, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company, the Company Subsidiary or any of their officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or the Company Subsidiary. Since April 1, 2009, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

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(k)          To the Knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any Company Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(l)          All accounts receivable of the Company and its Company Subsidiaries reflected on the 2011 Company Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. The Company’s reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the 2011 Company Balance Sheet, neither the Company nor any of its Company Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of its Company Subsidiaries sell goods, fill orders or record sales.

(m)          All accounts payable of the Company and its Company Subsidiaries reflected on the 2011 Company Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business. Since the date of the 2011 Company Balance Sheet, the Company and its Company Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

SECTION 3.08         Absence of Certain Changes or Events. Since March 31, 2011, except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, or specifically disclosed in any Company SEC Report filed since March 31, 2011 and prior to the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01.

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SECTION 3.09         Absence of Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an “Action”), with an amount in contention in excess of $49,999, pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary with a value in excess of $49,999, is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 3.10         Employee Benefit Plans.

(a)          Section 3.10(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, fringe benefit, change in control or other compensation or benefit plans, programs or arrangements (whether written or oral), and (ii) all employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party, which are maintained, contributed to or sponsored by the Company or any Company Subsidiary, or with regard to which the Company or any Company Subsidiary otherwise has or could reasonably be expected to have any liability, whether direct or indirect, absolute or contingent (all of such plans referred to herein collectively as the “Plans”).

(b)          With respect to each Plan, the Company has furnished or made available to Cazador, as applicable: (i) a true and complete copy of each Plan and underlying trust (or, in the case of an unwritten arrangement, a written description of its terms and conditions), (ii) copies of the most recent summary plan description and all summaries of material modifications, (iii) copies of the three (3) most recently filed Form 5500 annual report and accompanying schedules, (iv) a copy of the most recently received Internal Revenue Service (“IRS”) determination letter or opinion letter for such Plan, and (v) copies of the non-discrimination testing results for the three (3) most recent Plan years (if available). Neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to establish, modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c)          None of the Plans (nor any plan maintained by any entity contained in a controlled group of organizations with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code (any such entity an “ERISA Affiliate”), is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, and none of the assets of Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

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(d)          Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, none of the Plans obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or obligates the Company or any Company Subsidiary to make any payment, accelerate or otherwise provide any benefit as a result of a “change in control” that could be characterized as “excess parachute payments” within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary, except to the extent required by applicable Law, including, without limitation, Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(e)          Each Plan is now and has, since its inception, been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. All contributions, premiums or payments required to be made with respect to any Plan have been timely made and, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company financial statements prior to the date of this Agreement. To the Knowledge of the Company, with respect to each Plan all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Authority and all notices and disclosures have been timely provided to participants. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Plan (other than noncontested claims for benefits in the ordinary course).

(f)          Each Plan that is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS that such Plan is so qualified, (ii) has a timely filed request for such a letter pending with the IRS, or (iii) is a prototype or volume submitter plan entitled to rely on the favorable opinion or advisory letter issued by the IRS. To the Knowledge of the Company, no fact or event has occurred since the date of the most recent such determination letter that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any underlying trust.

(g)          There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan, in either case which could result in material liability to the Company or any Company Subsidiary.

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SECTION 3.11         Labor and Employment Matters.

(a)          Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would otherwise result in material liability to the Company or any Company Subsidiary; (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there or have there been in the past three (3) years any activities or proceedings of any labor union to organize any such employees; (iii) there are no, nor have there in the past three (3) years been any, unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (iv) there is no, nor has there in the past three (3) years been any, strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

(b)          To the Knowledge of the Company, the Company and the Company Subsidiaries are in material compliance with all applicable laws relating to employment or termination of employment, including those related to wages, hours, compensation, terms and conditions of employment, workplace health and safety, discrimination or harassment, retaliation, human rights, pay equity, notice of termination, classification of employees, immigration, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority. The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority. Neither the Company nor any Company Subsidiary has any liability, whether direct or indirect, absolute or contingent, including any obligations under any Plans, with respect to any misclassification of a Person performing services as an independent contractor or consultant rather than as an employee. To the Company’s Knowledge, no group of employees and no key employee, manager or executive has any plans to terminate employment within twelve (12) months of the date hereof or in connection with the Closing.

SECTION 3.12         Real Property; Title to Assets.

(a)          Neither the Company nor any Company Subsidiary owns a fee interest in any real property.

(b)          Section 3.12(b) of the Company Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or any Company Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Company Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been delivered to Cazador. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s Knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

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(c)          Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, except for any of the foregoing that do not materially interfere with the present value of the subject property.

SECTION 3.13         Intellectual Property.

(a)          To the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not materially infringe upon or misappropriate the Intellectual Property rights of any third party.

(b)          All independent contractors who have created Intellectual Property for the Company or any of the Company Subsidiaries have executed written assignments to the Company or the applicable Company Subsidiary of their entire right, title, and interest in and to such Intellectual Property, or have executed a written, valid exclusive license to the Company or the applicable Company Subsidiary of such Intellectual Property, such that all Intellectual Property described in this Section 3.13(b) constitutes either Company Owned Intellectual Property or Company Licensed Intellectual Property.

(c)          No claim has been asserted or, to the Knowledge of the Company, threatened to be asserted against the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party.

(d)          With respect to each material item of Intellectual Property owned by the Company or a Company Subsidiary (“Company Owned Intellectual Property”), the Company or a Company Subsidiary is the sole and exclusive owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business.

(e)          With respect to each material item of Intellectual Property licensed to the Company or a Company Subsidiary (“Company Licensed Intellectual Property”), the Company or a Company Subsidiary has sufficient right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of a valid license agreement governing such Company Licensed Intellectual Property.

(f)          To the Knowledge of the Company, the Company Owned Intellectual Property is valid, enforceable, and subsisting, and has not been adjudged invalid or unenforceable in whole or in part, and there is no pending proceeding in which any claim has been asserted that any Company Owned Intellectual Property is invalid or unenforceable.

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(g)          To the Knowledge of the Company, no person is engaging in any activity that materially infringes upon or misappropriates the Company Owned Intellectual Property.

(h)          To the Knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect.

(i)          The Company is not and, to the Knowledge of the Company, no other party to any license of the Company Licensed Intellectual Property is in material breach thereof or default thereunder.

(j)          Neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any of the Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

(k)          Section 3.13 of the Company Disclosure Schedule (i) lists all Open Source Software that has been included in any Company Software that is distributed to third parties in any form or medium, or that is provided to third parties as software as a service (SaaS) by the Company or a Company Subsidiary; and (ii) states whether such Open Source Software has been modified by or for Company or a Company Subsidiary. As used in this Section 3.13(k), the following terms have the following meanings: “Company Software” means any computer software licensed, sold, or distributed by the Company or a Company Subsidiary; and “Open Source Software” means any software generally available to the public in source code form under licenses approved by the Open Source Initiative, which licenses include without limitation the GNU General Public License, the GNU Lesser Public License, the Mozilla Public License, the Berkeley Science Division (BSD) License, and the Apache License.

SECTION 3.14         Taxes.

(a)          Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company and each of its Company Subsidiaries (i) have timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of its Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and for which adequate reserves have been provided in accordance with U.S. GAAP in the most recent consolidated financial statements of the Company and its Company Subsidiaries and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Merger Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) as of the date hereof, do not have any deficiency, audit, examination, investigation or other proceeding in respect of material Taxes or Tax matters pending or proposed or threatened in writing; and (v) have provided adequate reserves in accordance with U.S. GAAP in the most recent consolidated financial statements of the Company and its Company Subsidiaries, for any material Taxes of the Company or any of its Company Subsidiaries that have not been paid, whether or not shown as being due on any Tax Return.

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(b)          Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, or Tax allocation agreement (other than customary contractual provisions in financing or other commercial agreements entered into in the ordinary course of business).

(c)          [Intentionally Omitted.]

(d)          Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Taxing authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e)          Neither the Company nor any of its Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than the group, the common parent of which is or was the Company).

(f)          Neither the Company nor any of its Company Subsidiaries has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(g)          The Company and its Company Subsidiaries are, and have at all times been, in compliance in all material respects with the provisions of Sections 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder, and neither the Company nor any of the Company Subsidiaries has engaged in or entered into a “listed transaction” with the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(c)(3).

(h)          There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except statutory liens for current Taxes not yet due and payable.

(i)          Neither the Company nor any of its Subsidiaries have taken, or agreed to take, any action, or know of any fact, plan, or other circumstance, that is reasonably likely to prevent the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 3.15         Environmental Matters. Except as described in Section 3.15 of the Company Disclosure Schedule or as would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect, (a) none of the Company nor any of the Company Subsidiaries has violated or is in violation of any Environmental Law; (b) each of the Company and each Company Subsidiary has all permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”); and (c) each of the Company and each Company Subsidiary has always been and is in compliance with its Environmental Permits.

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SECTION 3.16         Material Contracts.

(a)          Section 3.16(a) of the Company Disclosure Schedule lists the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)          each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Company Subsidiaries;

(ii)         all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party;

(iii)        all management contracts and agreements (excluding contracts for employment) and contracts and agreements with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(iv)        all contracts and agreements evidencing indebtedness;

(v)         all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party;

(vi)        all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(vii)       all contracts and agreements providing for benefits under any Plan;

(viii)      all material contracts, agreements and arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(ix)         all contracts and agreements for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, Seller, or for the purchase of any debt or equity security or other ownership interest of any Person;

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(x)          all contracts and agreements that require a consent to or otherwise contain a provision relating to a “change of control,” or that would prohibit or delay the consummation of the Transactions;

(xi)         all contracts and agreements with any Company Subsidiary or any of Company’s or Company Subsidiary’s directors, officers, equity holders or employees;

(xii)        all joint venture or partnership, joint development, merger, asset or share purchase or divestiture contract and agreement involving the Company; and

(xiii)       all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, any Company Subsidiary or the conduct of their respective businesses, or the absence of which would, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would have a Company Material Adverse Effect.

(b)          Except as would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the Knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s Knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and the Company Subsidiaries have not received any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any Company Subsidiary under any Material Contract. The Company has furnished or made available to Cazador true and complete copies of all Material Contracts, including any amendments thereto.

SECTION 3.17         Insurance. Section 3.17 of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three (3) years, (a) the name of the insurer, (b) the policy number, (c) the period, scope and amount of coverage and (d) the premium charged. With respect to each such insurance policy: (i) the policy is, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

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SECTION 3.18         Board Approval; Vote Required.

(a)          The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability, (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting and (iv) resolved to take all actions necessary to cause the Unvested Securities to accelerate and fully vest, to convert the Company Convertible Securities (other than the Fixed Conversion Securities), into the right to receive shares of Company Common Stock on a Cashless Exercise basis and to terminate all Company Convertible Securities Agreements, pursuant to Section 2.04.

(b)          The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement and approval of the Merger.

SECTION 3.19         Certain Business Practices. None of the Company, any Company Subsidiary or, to the Company’s Knowledge, any of their respective directors, officers or employees or any other person acting on their behalf has committed any violation of any Anti-Bribery Laws. Without limiting the foregoing, none of the Company, any Company Subsidiary or, to the Company’s Knowledge, any of their respective directors, officers or employees or any other person acting on their behalf has, either directly or indirectly, engaged in, authorized or knowingly permitted (i) offer or payment of any bribe or kickback to any official or employee of any Governmental Authority or any relative of any such official or employee, or any other payments to such persons, whether or not legal, for the purpose of inducing or rewarding any favorable action by any official or employee of any Governmental Authority, including in order to obtain or retain business or to receive favorable treatment with regard to business, (ii) offer or payment of any bribe or kickback to persons other than government officials or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business, (iii) offer or payment of any bribe, kickback or illegal contribution to any political party, political candidate or holder of governmental office, or any employee of any of the foregoing, including in order to obtain or retain business or to receive favorable treatment with regard to business, (iv) offer or payment of fees to consultants or commercial agents which disguise offers or payments aimed for a bribe, kickback or illegal contribution, or (v) offer or payment of any payments or reimbursements made to personnel of the Company or any Company Subsidiary for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in subsections (i) through (iv) above.

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SECTION 3.20         Interested Party Transactions. No director, officer or other affiliate of the Company or any Company Subsidiary has or has had, directly or indirectly, (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any Material Contract; or (d) any contractual or other arrangement with the Company or any Company Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.20. The Company and the Company Subsidiaries have not, since April 1, 2009, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.

SECTION 3.21         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF Cazador

As an inducement to the Company to enter into this Agreement, and subject to the disclosure set forth in the disclosure schedule which has been prepared by Cazador and delivered by Cazador to the Company concurrently with the execution of this Agreement (the “Cazador Disclosure Schedule”), Cazador hereby represents and warrants to the Company that:

SECTION 4.01         Corporate Organization. Cazador is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Cazador from performing its obligations under this Agreement and would not have a Cazador Material Adverse Effect.

SECTION 4.02         Memorandum and Articles of Association. Cazador has heretofore furnished to the Company a complete and correct copy of the Memorandum and Articles of Association of Cazador, as amended to date. Such Memorandum and Articles of Association is in full force and effect. Cazador is not in violation of any of the provisions of its Memorandum and Articles of Association.

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SECTION 4.03         Capitalization.

(a)          The authorized capital stock of Cazador consists of 100,000,000 shares of Cazador Common Stock, par value $0.0001 per share and 1,000,000 shares of Cazador preferred stock, par value $0.0001 per shares (“Cazador Preferred Stock”). As of the date of this Agreement, (i) 5,750,000 shares of Cazador Common Stock are issued and outstanding (which includes 2,295,400 shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable, (ii) no shares of Cazador Preferred Stock issued and outstanding, (iii) no shares of Cazador Common Stock are held in the treasury of Cazador, and (iv) 9,340,000 shares of Cazador Common Stock are reserved for future issuance pursuant to warrants and underwriter’s options. Except as set forth in this Section 4.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Cazador or obligating Cazador to issue or sell any shares of capital stock of, or other equity interests in, Cazador. All shares of Cazador Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Cazador to repurchase, redeem or otherwise acquire any shares of Cazador Common Stock. There are no outstanding contractual obligations of Cazador to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(b)          Cazador shall cause the shares of Cazador Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 and 2.02(e): (i) to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights; and (ii) to be, when issued, registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

SECTION 4.04         Authority Relative to This Agreement. Cazador has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Cazador and the consummation by Cazador of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Cazador are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Cazador Common Stock, and the filing and recordation of appropriate merger documents as required by Law). This Agreement has been duly and validly executed and delivered by Cazador and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Cazador, enforceable against Cazador in accordance with its terms.

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SECTION 4.05         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by Cazador do not, and the performance of this Agreement by Cazador will not, (i) conflict with or violate the Memorandum and Articles of Association of Cazador, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Cazador or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Cazador pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cazador is a party or by which Cazador or any of its property or assets is bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Cazador from performing its obligations under this Agreement and would not have a Cazador Material Adverse Effect.

(b)          The execution and delivery of this Agreement by Cazador do not, and the performance of this Agreement by Cazador will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, filing and recordation of appropriate merger documents as required by the DGCL and the NASDAQ Stock Market (“Nasdaq”) approval of Cazador’s listing application covering the shares of Cazador Common Stock to be issued in the Merger and pursuant to the Company Convertible Securities, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Cazador from performing its material obligations under this Agreement.

SECTION 4.06         Permits; Compliance. Cazador is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Cazador to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Cazador Permits”). No suspension or cancellation of any of the Cazador Permits is pending or, to the Knowledge of Cazador, threatened. Cazador is not in conflict with, or in default, breach or violation of, (a) any Law applicable to Cazador or by which any property or asset of Cazador is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Cazador Permit, franchise or other instrument or obligation to which Cazador is a party or by which Cazador or any property or asset of Cazador is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Cazador from performing its obligations under this Agreement and would not have a Cazador Material Adverse Effect.

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SECTION 4.07         SEC Filings; Financial Statements.

(a)          Cazador has filed all forms, reports and documents required to be filed by it with the SEC since its inception, together with any amendments, restatements or supplements thereto, and will file all such forms, reports and documents required to be filed subsequent to the date of this Agreement (the “Additional Cazador SEC Reports”). Cazador has made available to the Company, in the form filed with the SEC, (i) its quarterly report on Form 10-Q for the period ended March 31, 2012, its annual report on Form 10-K for the period ended December 31, 2011, its report on Form 20-F for the period ended December 31, 2010, and (ii) all other forms, reports and other registration statements filed by the Company with the SEC since its inception (the forms, reports and other documents referred to in clauses (i) and (ii) above being, collectively, the “Cazador SEC Reports”). The Cazador SEC Reports were, and the Additional Cazador SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Cazador SEC Reports did not, and the Additional Cazador SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Cazador SEC Report or Additional Cazador SEC Report has been or is revised or superseded by a later filed Cazador SEC Report or Additional Cazador SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the financial statements (including, in each case, any notes thereto) contained in the Cazador SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-K of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Cazador as at the respective dates thereof and for the respective periods indicated therein.

(c)          Except as and to the extent set forth on the balance sheet of Cazador as at December 31, 2011, including the notes thereto (the “2011 Cazador Balance Sheet”), Cazador has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities and obligations incurred since the date of the 2011 Cazador Balance Sheet in the ordinary course of business which are not, individually or in the aggregate, material to Cazador; (ii) liabilities and obligations incurred in connection with the transactions contemplated by this Agreement; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to Cazador.

(d)          Cazador has heretofore furnished to the Company complete and correct copies of all amendments and modifications that have not been filed by Cazador with the SEC to all agreements, documents and other instruments that previously had been filed by Cazador with the SEC and are currently in effect.

(e)          Cazador has made available to the Company all comment letters received by Cazador from the SEC or the staff thereof since its inception and all responses to such comment letters filed by or on behalf of Cazador.

(f)          [Intentionally Omitted.]

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(g)          Cazador has timely filed and made available to the Company all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Cazador SEC Report (the “Cazador Certifications”). Each of the Cazador Certifications is true and correct. Cazador maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Company and its Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. Section 4.07(g) of the Cazador Disclosure Schedule lists, and Cazador has made available to the Company, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(h)          Cazador maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Cazador has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Cazador maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 4.07(h) of the Cazador Disclosure Schedule lists, and Cazador has made available to the Company complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

(i)          No non-audit services have been performed by Cazador’s auditors for Cazador since the date of Cazador’s formation. Cazador has no off-balance sheet arrangements.

(j)          Neither Cazador nor, to the Knowledge of Cazador, any manager, director, officer, employee, auditor, accountant or representative of Cazador has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Cazador or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Cazador has engaged in questionable accounting or auditing practices. No attorney representing Cazador, whether or not employed by Cazador, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Cazador or any of its officers, directors, employees or agents to the Cazador Board or any committee thereof or to any director or officer of Cazador. Since Cazador’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Cazador Board or any committee thereof.

(k)          To the Knowledge of Cazador, no employee of Cazador has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither Cazador nor any of its officer, employee, contractor, subcontractor or agent has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Cazador in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

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(l)          All accounts payable of Cazador reflected on the 2011 Cazador Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business. Since the date of the 2011 Cazador Balance Sheet, Cazador has not altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.

SECTION 4.08         Absence of Certain Changes or Events. Since December 31, 2011, or as expressly contemplated by this Agreement, or specifically disclosed in any Cazador SEC Report filed since December 31, 2011 and prior to the date of this Agreement, (a) Cazador has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Cazador Material Adverse Effect.

SECTION 4.09         Absence of Litigation. There is no Action pending or, to the Knowledge of Cazador, threatened against Cazador, or any property or asset of Cazador, before any Governmental Authority. Neither Cazador nor any material property or asset of Cazador is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Cazador, continuing investigation by, any Governmental Authority.

SECTION 4.10         Board Approval; Vote Required.

(a)          The Cazador Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Cazador and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability, (iii) resolved to recommend that the stockholders of Cazador approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Cazador’s stockholders at the Cazador Stockholders’ Meeting.

(b)          The only vote of the holders of any class or series of capital stock of Cazador necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Cazador Common Stock in favor of the approval and adoption of this Agreement and approval of the Merger.

SECTION 4.11         Tax Matters.

(a)          Cazador (i) has timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Cazador is otherwise obligated to pay, except with respect to Taxes that are being contested in good faith and for which adequate reserves have been provided in accordance with U.S. GAAP in the most recent consolidated financial statements of Cazador, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to Cazador on or before the Merger Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to Cazador, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) as of the date hereof, does not have any deficiency, audit, examination, investigation or other proceeding in respect of material Taxes or Tax matters pending or proposed or threatened in writing; and (v) has provided adequate reserves in accordance with U.S. GAAP in the most recent consolidated financial statements of Cazador, for any material Taxes of Cazador that have not been paid, whether or not shown as being due on any Tax Return.

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(b)          Cazador is not a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, or Tax allocation agreement (other than customary contractual provisions in financing or other commercial agreements entered into in the ordinary course of business).

(c)          Cazador has withheld and paid to the appropriate Taxing authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(d)          Cazador has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than the group, the common parent of which is or was Cazador).

(e)          Cazador has not in any year for which the applicable statute of limitations remains open distributed stock of another person, nor has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(f)          Cazador is, and has at all times been, in compliance in all material respects with the provisions of Sections 6011, 6111 and 6112 of the Code relating to tax shelter disclosure, registration and list maintenance and with the Treasury Regulations thereunder, and Cazador has not engaged in or entered into a “listed transaction” with the meaning of Treasury Regulation Sections 1.6011-4(b)(2), 301.6111-2(b)(2) or 301.6112-1(c)(3).

(g)          There are no Tax liens upon any assets of Cazador except statutory liens for current Taxes not yet due and payable.

(h)          Cazador has not taken, or agreed to take, any action or failed to take any action, or know of any fact, plan, or other circumstance, that is reasonably likely to prevent the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

(i)          The conversion of Cazador from a Cayman Islands limited company to a Delaware corporation will not result in the imposition of any Tax on Cazador.

SECTION 4.12         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Cazador.

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SECTION 4.13         Cazador Trust Fund.

(a)          As of the date of this Agreement and at the Closing Date (without giving effect to the transaction contemplated hereby), Cazador has and will have no less than $46,165,000 in the trust fund established by Cazador for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at JPMorgan Chase Bank, N.A. New York (the “Trust Account”), and held in trust by Continental Stock Transfer & Trust Co. (the “Trustee”) pursuant to the Trust Agreement, dated as of October 7, 2010, between Cazador and the Trustee (the “Trust Agreement”), less such amounts, if any, as Cazador is required to pay to stockholders who elect to have their Cazador Shares converted to cash in accordance with the provisions of Section 47.3 of the Memorandum and Articles of Association of Cazador.

(b)          As of the Merger Effective Time, those obligations of Cazador to dissolve or liquidate within a specified time period as contained in Cazador’s Certificate of Incorporation, as of immediately prior to the Merger Effective Time, will be terminated and Cazador shall have no obligation whatsoever to dissolve and liquidate the assets of Cazador by reason of the consummation of the Merger, and no Cazador stockholder shall be entitled to receive any amount from the Trust Fund or the Company except, with respect to the Trust Fund only, to the extent such stockholder exercises its Redemption Right.

SECTION 4.14         Prior Business Operations. Cazador has limited its activities to those activities (a) contemplated in the Prospectus or (b) otherwise necessary to consummate the transactions contemplated by this Agreement. Cazador has no employees, employee benefit plans or subsidiaries. Except as set forth in the Memorandum and Articles of Association of Cazador, there is no agreement, commitment, judgment, injunction, order or decree binding upon Cazador or to which Cazador is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Cazador, any acquisition of property by Cazador or the conduct of business by Cazador as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Cazador Material Adverse Effect.

SECTION 4.15         Investment Company Act. Cazador is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

SECTION 4.16         Business Combination. The Merger shall qualify as and will be a valid business combination (as described in the Prospectus), the consummation of which will allow and cause Cazador to release monies from the Trust Fund.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGERS

SECTION 5.01         Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Merger Effective Time, except as expressly contemplated by any other provision of this Agreement, unless Cazador shall otherwise consent in writing, such consent not to be unreasonably withheld:

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(i)          the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

(ii)         the Company shall use all reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Merger Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Cazador, which consent shall not be unreasonably withheld:

(b)          amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

(c)          issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(d)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(e)          reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(f)          (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $49,999 or capital expenditures which are, in the aggregate, in excess of $49,999 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

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(g)          hire any additional employees or consultants except in the ordinary course of business or to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee’s employment or consultant’s services, or increase the compensation payable or to become payable or the benefits provided to its directors, officers, employees or consultants, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company, or grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director, officer, employee or consultant of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, incentive, profit-sharing, thrift, compensation, stock option, restricted stock, equity-based award, retention, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee except as required by Law;

(h)          exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Stock Option Plans) or otherwise;

(i)          take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

(j)          except as required by Law, make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(k)          pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

(l)          amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business;

(m)          commence or settle any Action;

(n)          permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property, except in the ordinary course of business;

(o)          fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

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(p)          announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 5.02         Conduct of Business by Cazador Pending the Merger. Except as expressly contemplated by any other provision of this Agreement, Cazador agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Merger Effective Time, Cazador shall not, without the prior written consent of the Company, take any action that would reasonably be likely to prevent, interfere with or materially delay the Merger.

SECTION 5.03         Claims Against Trust Account.

(a)          The Company understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, Cazador may disburse monies from the Trust Fund only: (i) to its public stockholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of Cazador, (ii) to Cazador (less Cazador’s deferred underwriting compensation only) after Cazador consummates a business combination (as described in the Prospectus) or (iii) as consideration to the sellers of a target business with which Cazador completes a business combination.

(b)          The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Merger Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Cazador on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 5.03(b) as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of the Merger), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that the Company commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Cazador, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public stockholders of Cazador, whether in the form of money damages or injunctive relief, Cazador shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event Cazador prevails in such action or proceeding.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01         Registration Statement; Proxy Statement.

(a)          As promptly as practicable after the execution of this Agreement:

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(i)          Cazador and the Company shall prepare and file with the SEC the joint proxy statement/prospectus (as amended or supplemented, the “Joint Proxy Statement”) to be sent to (A) the stockholders of the Company relating to the meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) to be held to consider, among other things, (1) approval and adoption of this Agreement and approval of the Merger and (2) an adjournment proposal and (B) the stockholders of Cazador relating to the meeting of Cazador’s stockholders (the “Cazador Stockholders’ Meeting”) to be held to consider, among other things, approval and adoption of (1) this Agreement and approval of the Merger, and (2) any other proposals the parties deem necessary to effectuate the Merger; and

(ii)         Cazador shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Joint Proxy Statement shall be included as a part of the prospectus, in connection with the registration under the Securities Act of the shares of Cazador Common Stock to be issued to the stockholders of the Company pursuant to the Merger.

Cazador and the Company each shall use their reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Cazador shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Cazador Common Stock pursuant to the Merger. Each of the Company and Cazador shall furnish to one another all information concerning the Company and Cazador, as applicable, as the Company and/or Cazador, as applicable, may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company and Cazador shall each mail the Joint Proxy Statement to its respective stockholders.

(b)          Except as provided in Section 6.04(c), the Company covenants that none of the Company Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Cazador, the approval or recommendation by the Company Board or any committee thereof of this Agreement, the Merger or any other Transaction (the “Company Recommendation”) and the Joint Proxy Statement shall include the recommendation of the Company Board to the stockholders of the Company in favor of approval and adoption of this Agreement and approval of the Merger.

(c)          Except as provided in Section 6.04(c), Cazador covenants that none of the Cazador Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Cazador Board or any committee thereof of this Agreement, the Merger or any other Transaction and the Joint Proxy Statement shall include the recommendation of the Cazador Board to the stockholders of the Cazador in favor of approval and adoption of this Agreement and approval of the Merger.

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(d)          No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Cazador or the Company without the approval of the other parties (such approval not to be unreasonably withheld or delayed). Cazador and the Company each will advise the others, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Cazador Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(e)          Cazador represents that the information supplied by Cazador for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Cazador, (iii) the time of the Company Stockholders’ Meeting, (iv) the time of the Cazador Stockholders’ Meeting, and (v) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Merger Effective Time, any event or circumstance relating to Cazador, or its officers or directors, should be discovered by Cazador which should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Cazador shall promptly inform the Company. All documents that Cazador is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(f)          The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and the stockholders of Cazador, (iii) the time of the Company Stockholders’ Meeting, (iv) the time of the Cazador Stockholders’ Meeting, and (v) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Merger Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Cazador. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

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SECTION 6.02         Stockholders’ Meetings.

(a)          The Company shall call and hold the Company Stockholders’ Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and the Company shall use its reasonable efforts to hold the Company Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that the Company Board, in accordance with Section 6.04(c), withdraws or modifies its recommendation to the stockholders of the Company in favor of the approval and adoption of this Agreement.

(b)          Cazador shall call and hold the Cazador Stockholders’ Meeting as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and Cazador shall use its reasonable efforts to hold the Cazador Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Cazador shall use its reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and approval of the Merger and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders.

SECTION 6.03         Access to Information; Confidentiality.

(a)          Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Cazador or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Merger Effective Time, the Company and Cazador shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request.

(b)          All information obtained by the parties pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement, dated May 1, 2012 (the “Confidentiality Agreement”), between Cazador Holdings Ltd. and the Company.

(c)          No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(d)          The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of each Transaction.

(e)          Notwithstanding anything in this agreement to the contrary, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

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SECTION 6.04         No Solicitation of Transactions.

(a)          The Company agrees that neither it nor any Company Subsidiary nor any of the directors, officers or employees of it or any Company Subsidiary will, and that it will cause its and its Company Subsidiaries’ agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Company Subsidiary), not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or any of its Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Company Subsidiaries, to take any such action. The Company shall notify Cazador as promptly as practicable (and in any event within one (1) day after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). The Company shall provide Cazador with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and the Company also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Company Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Company Subsidiary and, if requested by Cazador, to enforce such person’s obligation to do so.

(b)          Notwithstanding anything to the contrary in this Section 6.04, the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer (a “Proposal”) regarding a Competing Transaction, and the Company Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), that such Proposal constitutes a Superior Proposal, or is reasonably likely to result in a Superior Proposal, (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be the Company’s regularly engaged independent legal counsel), that, in light of such Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (iii) provided written notice to Cazador of its intent to furnish information or enter into discussions with such person at least three (3) business days prior to taking any such action, and (iv) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement).

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(c)          Except as set forth in this Section 6.04(c), neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Cazador, the Company Recommendation (a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment prior to the time of the Company Stockholders’ Meeting and after consultation with independent legal counsel (who may be the Company’s regularly engaged independent legal counsel), that it is required to make a Change in the Company Recommendation to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, the Company Board may recommend a Superior Proposal, but only (i) after providing written notice to Cazador (a “Notice of Superior Proposal”) advising Cazador that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, and (ii) if Cazador does not, within five (5) business days of Cazador’s receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation) to be at least as favorable to the Company’s stockholders as such Superior Proposal. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to the Company and its stockholders under applicable Law or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Company Board in violation of this Section 6.04(c). Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by any Change in the Company Recommendation. The Company shall not submit to the vote of its stockholders any Competing Transaction, or propose to do so.

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(d)          A “Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of any Company Subsidiary; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company or of any Company Subsidiary; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or of any Company Subsidiary; (v) any solicitation in opposition to approval and adoption of this Agreement by the Company’s stockholders; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

(e)          A “Superior Proposal” means an unsolicited written bona fide offer to consummate any of the following transactions made by a third party that the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), is capable of doing so: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, in each case on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of nationally recognized reputation), to be more favorable to the Company stockholders than the Transactions and for which financing, to the extent required, is then committed.

(f)          For avoidance of doubt, nothing contained in this Section 6.04 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that neither the Company nor Company Board nor any committee thereof shall, except as specifically permitted by Section 6.04(c), withdraw or modify, or propose to withdraw or modify, in a manner adverse to Cazador, the Company Recommendation, or propose to approve or recommend, a Competing Transaction.

SECTION 6.05         Cazador Board Recommendation. Except as set forth in Section 6.04(c), neither the Cazador Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the Cazador Recommendation. Notwithstanding the foregoing, if the Cazador Board determines, in its good faith judgment prior to the time of the Cazador Stockholders’ Meeting and after consultation with independent legal counsel (who may be Cazador’s regularly engaged independent legal counsel), that it is required to make a change in the recommendation of the Cazador Board to comply with its fiduciary obligations to Cazador and its stockholders under applicable Law.

SECTION 6.06         Employee Benefits Matters. Employees of the Company or any Company Subsidiary shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Cazador or any of its subsidiaries for service accrued prior to the Merger Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

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SECTION 6.07         Directors’ and Officers’ Indemnification and Insurance.

(a)          The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article V of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law. Cazador agrees that all rights to indemnification for acts or omissions occurring prior to the Merger Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective articles of incorporation or bylaws (or similar organizational documents), shall survive the Merger and shall continue in full force and effect in accordance with their terms, together with all other indemnification agreements in favor of such current or former directors or officers.

(b)          The Surviving Corporation shall maintain in effect for at least six years from the Merger Effective Time, the current directors’ and officers’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Merger Effective Time

SECTION 6.08         Notification of Certain Matters. The Company shall give prompt notice to Cazador, and Cazador shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of the Company or Cazador, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.09         Company Affiliates. No later than thirty (30) days after the date of this Agreement, the Company shall deliver to Cazador a list of names and addresses of those persons who were, in the Company’s reasonable judgment, on the date of delivery of such list, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a “Company Affiliate”)) of the Company. The Company shall provide Cazador with such information and documents as Cazador shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Cazador, prior to the Merger Effective Time, an affiliate letter in the form attached hereto as Exhibit C, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the Knowledge of the Company, have become a Company Affiliate subsequent to the delivery of such list.

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SECTION 6.10         Further Action; Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that Cazador will not be required by this Section 6.10 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (i) requires the divestiture of any assets that are material to Cazador, the Company and their subsidiaries, taken as a whole, or (ii) limits Cazador’s freedom of action with respect to, or its ability to retain, the Company and the Company Subsidiaries or any portion thereof or any of Cazador’s or its affiliates’ other assets or businesses. In case, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable efforts to take all such action.

SECTION 6.11         Reorganization.

(a)          Cazador and the Company shall each use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and to obtain the Tax opinions set forth in Section 7.02(f) and Section 7.03(d). Neither Cazador nor the Company, nor their affiliates, shall directly or indirectly (without the consent of the other) take any action (or fail to take any action) that would reasonably be expected to adversely affect the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

(b)          Officers of the Company and Cazador shall execute and deliver to Reed Smith LLP (“Reed Smith”), tax counsel for Cazador, and Bilzin Sumberg Baena Price & Axelrod LLP (“Bilzin”) tax counsel for the Company, certificates substantially in the form agreed to by the parties and such law firms by the Closing Date, in connection with such tax counsel’s respective delivery of opinions pursuant to Section 7.02(f) and Section 7.03(d) hereof. Each of Cazador and the Company shall use its reasonable best efforts not to take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 6.11(b).

(c)          The Company and Cazador shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value-added, stock transfer and stamp taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Merger Effective Time. Cazador shall pay, without deduction from any amount payable to holders of Cazador Shares and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity (or for which its stockholders are primarily liable), which becomes payable in connection with the Merger.

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SECTION 6.12         Consents of Accountants. Cazador and the Company will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

SECTION 6.13         Nasdaq Listing. Cazador shall promptly prepare and submit to Nasdaq a listing application covering the shares of Cazador Common Stock to be issued in the Merger and pursuant to the Company Convertible Securities, and shall use its reasonable efforts to obtain, prior to the Merger Effective Time, approval for the listing of such Cazador Common Stock, subject to official notice of issuance to Nasdaq, and the Company shall cooperate with Cazador with respect to such listing.

SECTION 6.14         Subsequent Financial Statements. The Company will endeavor, if practicable, but shall not be obligated to, consult with Cazador prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, it being understood that Cazador shall have no liability by reason of such consultation.

SECTION 6.15         Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Cazador and the Company. Thereafter, unless otherwise required by applicable Law, the requirements of Nasdaq or the requirements of the OTCBB, each of Cazador and the Company shall each use its reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

SECTION 6.16         Board of Directors and Officers of Cazador. Cazador shall take all such action as may be necessary to cause each of the following persons to be appointed to the Board of Directors of Cazador, as of the Merger Effective Time, to serve until the next annual election of directors of Cazador: Mike Zoi (as Non-Executive Chairman), Francesco Piovanetti, Dmitry Kozko, Kenges Rakishev, James Caan, David P. Kelley II and Felix Vulis. Cazador shall take all such action as may be necessary to cause so that the persons listed below are elected to the positions of officers of Cazador as of the Merger Effective Time, to serve in such positions effective immediately after the Closing.

Francesco Piovanetti	- Chief Executive Officer

Dmitry Kozko	- President

Alberto Hernandez	- Chief Operating Officer

Curtis Wolfe	- Secretary

Jonathan New	- Chief Financial Officer

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Richard Lappenbusch	- Executive Vice President & Chief Strategic Officer

Ivan Onuchin	- Chief Technology Officer

SECTION 6.17         FINRA Notification. Cazador and the Company shall each prepare and file an Issuer Company-Related Action Notification Form (the “FINRA Notifications”) with the Financial Industry Regulatory Authority (“FINRA”) applicable to the issuance of shares of Cazador Common Stock hereunder and in connection with the other corporate actions to be taken by Cazador and the Company as contemplated hereunder. Each party shall use its reasonable efforts to assist the other party as may be necessary to prepare and file the FINRA Notifications and any responses to comments or inquiries made by FINRA with regard to the FINRA Notifications.

SECTION 6.18         Payoff of Debt. All notes and payables of the Company and/or Company Subsidiaries owed to Mike Zoi or any of his Affiliates (including all accrued and unpaid interest thereon and on all convertible notes and payables) which are outstanding as of Closing and as set forth in Disclosure Schedule 6.18 (as such disclosure schedule is updated immediately prior to the Closing), will be paid in cash by the Surviving Corporation immediately after the Closing.

SECTION 6.19         Release of Trust Funds. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Cazador shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Cazador due and owing or incurred at or prior to the Merger Effective Time shall be paid as and when due, including all amounts payable (i) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (ii) to the Trustee for fees and costs incurrent in accordance with the Trust Agreement; and (iii) to third parties (e.g., professionals, printers, etc.) who have rendered services to Cazador in connection with its efforts to effect the Merger.

SECTION 6.20         Conversion. The Company shall take all such action as is necessary to cause all Company Convertible Securities to vest in full and to convert into shares of Company Common Stock, pursuant to the applicable Conversion Agreement and (other than with respect to the Fixed Conversion Securities), in a Cashless Exercise, immediately prior to the Merger and to terminate any Company Convertible Securities Agreements.

SECTION 6.21         Minimum Cash. After the Merger Effective Time and after payment to all Cazador stockholders who exercised their Redemption Right, Cazador shall have at least $23,500,000 in cash which shall be used by Cazador for working capital purposes and to make the payments pursuant to Section 6.18.

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SECTION 6.22         Section 16 Matters. Prior to the Merger Effective Time, (i) Cazador and the Company shall take all reasonable steps as may be required or permitted to cause any dispositions of, or any other transactions relating to, the Company Shares (including options or other derivative securities with respect to the Company Shares) that occur or are deemed to occur by reason of or pursuant to the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters; and (ii) Cazador and the Company shall take all reasonable steps as may be required or permitted to cause any acquisitions of, or any other transactions relating to, the shares of the Surviving Corporation (including options or other derivative securities with respect to the shares of the Surviving Corporation) that occur or are deemed to occur by reason of or pursuant to the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Surviving Corporation to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

SECTION 6.23         Shareholder Rights Agreement. Prior to the Merger Effective Time, the Company and all parties thereto shall have caused the termination of the Shareholder Rights Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01         Conditions to the Obligations of Each Party. The obligations of the Company and Cazador to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)          Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

(b)          Company Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company’s Certificate of Incorporation.

(c)          Cazador Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Cazador in accordance with the Joint Proxy Statement.

(d)          No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an “Order”) which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(e)          Governmental Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Authorities.

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SECTION 7.02         Conditions to the Obligations of Cazador. The obligations of Cazador to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Merger Effective Time, as though made on and as of the Merger Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided, that any representation or warranty that is qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Merger Effective Time, or as of such particular earlier date, as the case may be).

(b)          Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Effective Time.

(c)          Officer Certificate. The Company shall have delivered to Cazador a certificate, dated the date of the Closing, signed by the Chief Financial Officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.02(a) and Section 7.02(b).

(d)          Third Party Consents. All consents from third parties under any Company Contract or other material agreement, contract, license, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement shall have been obtained from such third parties.

(e)          Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(f)          Tax Opinion. Cazador shall have received the opinion of Reed Smith, in form and substance reasonably satisfactory to Cazador, dated the Closing Date, rendered on the basis of facts, representations, statements, and assumptions set forth in such opinion and the certificates obtained from officers of Cazador and the Company, all of which are consistent with the state of facts existing as of the Merger Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.02(f), Reed Smith shall have received and may rely upon the certificates, representations, and statements referred to in Section 6.11(b). Cazador shall not waive receipt of a tax opinion from Reed Smith as a condition to Closing unless further approval of the shareholders of the Company is obtained with appropriate disclosure.

(g)          Affiliate Letters. Cazador shall have received from each Company Affiliate an executed copy of the affiliate letter contemplated in Section 6.09.

(h)          Resignation. All members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Merger Effective Time.

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(i)          Conversion Agreements. Cazador shall have received duly executed Conversion Agreements from each holder of Company Convertible Securities and the Company and evidence of the termination of each of the Company Convertible Securities Agreements.

(j)          Shareholder Rights Agreement. Cazador shall have received satisfactory evidence of the termination of the Shareholder Rights Agreement and all provisions thereof.

SECTION 7.03         Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of Cazador contained in this Agreement shall be true and correct in all material respects as of the Merger Effective Time, as though made on and as of the Merger Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided that any representation or warranty that is qualified by materiality or Cazador Material Adverse Effect shall be true and correct in all respects as of the Merger Effective Time, or as of such particular earlier date, as the case may be).

(b)          Agreements and Covenants. Cazador shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Merger Effective Time.

(c)          Officer Certificate. Cazador shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer of Cazador, certifying as to the satisfaction of the conditions specified in Section 7.03(a) and Section 7.03(b).

(d)          Tax Opinion. The Company shall have received the opinion of Bilzin, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations, statements, and assumptions set forth in such opinion and the certificates obtained from officers of Cazador and the Company, all of which are consistent with the state of facts existing as of the Merger Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.03(d), Bilzin shall have received and may rely upon the certificates, representations, and statements referred to in Section 6.11(b). The Company shall not waive receipt of a tax opinion from Bilzin as a condition to Closing unless further approval of the shareholders of the Company is obtained with appropriate disclosure.

(e)          Material Adverse Effect. No Cazador Material Adverse Effect shall have occurred since the date of this Agreement.

(f)          Certificate and By-laws. The Certificate of Incorporation of Cazador shall be in substantially the form attached hereto as Exhibit A and the By-laws of Cazador shall be in substantially the form attached hereto as Exhibit B.

(g)          Nasdaq Listing. The shares of Cazador Common Stock to be issued in the Merger and pursuant to the Company Convertible Securities shall have been approved and authorized for the listing on Nasdaq.

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(h)          Minimum Cash. Immediately after the Merger Effective Time, Cazador shall have at least $23,500,000 in cash (after giving effect to payment to all Cazador stockholders who exercised their Redemption Rights).

(i)          Payment of Notes. Immediately after the Merger Effective Time, Cazador shall make all payments required under Section 6.18.

(j)          Conversion Agreements. The Company shall have received duly executed Conversion Agreements from Cazador.

(k)          Cazador Conversion. Cazador shall have completed its conversion to a Delaware corporation.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01         Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Merger Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company, as follows:

(a)          by mutual written consent of Cazador and the Company duly authorized by the Cazador Board and the Company Board; or

(b)          by either Cazador or the Company if the Merger Effective Time shall not have occurred on or before October 14, 2012; or

(c)          by either Cazador or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; or

(d)          by Cazador if a Company Triggering Event shall have occurred; or

(e)          by either Cazador or the Company if (i) this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders’ Meeting or (ii) this Agreement shall fail to receive the requisite vote for approval at the Cazador Stockholders’ Meeting; or

(f)          by Cazador upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a), Section 7.02(b) or Section 7.02(e) would not be satisfied (“Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is curable by the Company, Cazador may not terminate this Agreement under this Section 8.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Cazador to the Company; or

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(g)          by Cazador upon written notice to the Company, at any time prior to receipt of the Cazador Stockholder Approval, provided that the Company has provided Cazador with not less than five (5) business days’ notice prior to such termination and Cazador shall have complied with Section 6.05;

(h)          by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Cazador set forth in this Agreement, or if any representation or warranty of Cazador shall have become untrue, in either case such that the conditions set forth in Section 7.03(a), Section 7.03(b), Section 7.03(h) or Section 7.03(i) would not be satisfied (“Terminating Cazador Breach”); provided, however, that, if such Terminating Cazador Breach is curable by Cazador, the Company may not terminate this Agreement under this Section 8.01(g) for so long as Cazador continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Cazador; or

(i)          by the Company upon written notice to Cazador, at any time prior to receipt of the Company Stockholder Approval, to enter into a definitive agreement with respect to a Superior Proposal, provided that the Company has provided Cazador with not less than five (5) business days’ notice prior to such termination and the Company shall have complied with Section 6.04.

For purposes of this Agreement, a “Company Triggering Event” shall be deemed to have occurred if: (i) the Company Board withdraws, modifies or changes the Company Recommendation in a manner adverse to Cazador or shall have resolved to do so; (ii) the Company Board shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction; (iii) the Company shall have failed to include in the Joint Proxy Statement the recommendation of the Company Board in favor of the approval and adoption of this Agreement and the approval of the Merger; (iv) through the fault (whether by commission or omission) of the Company, the Merger is not, prior to October 1, 2012, submitted for the approval of the holders of Company Common Stock at the Company Stockholders’ Meeting; (v) the Company shall have intentionally breached its obligations under Section 6.04; or (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

SECTION 8.02         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) as set forth in Section 8.03 and (b) nothing herein shall relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

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SECTION 8.03         Expenses. All Expenses incurred in connection with this Agreement and the Merger shall be paid by the Surviving Corporation, provided, however, that, except as set forth below, if the Merger is not consummated, each party shall pay its own Expenses. “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices pursuant to Nasdaq or any Governmental Authority and all other matters related to the closing of the Merger.

SECTION 8.04         Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Merger Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 8.05         Waiver. At any time prior to the Merger Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01         Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the later to occur of the Merger Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Section 6.07 and Section 6.18 and this Article IX shall survive the Merger Effective Time and the provisions of Section 6.03(b) and Section 8.03 shall survive the termination of this Agreement.

SECTION 9.02         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

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if to Cazador:

Cazador Acquisition Corporation, LTD.
Carr 165 Km 1.2

City View Plaza II Suite 6000

Guaynabo, PR 00968

Facsimile No: +1-787-993-9651
Telephone No.: +1-787-993-9650
Attention: Jorge De Jesus
Email: jdj@cazador1.com

with a copy to:

Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 9410
Facsimile No: +1-1-415-391-8269
Telephone No.: +1-415-543-8700
Attention: Garth A. Osterman
Email: gosterman@reedsmith.com

if to the Company:

Net Element, Inc.
1450 S Miami Ave.
Miami, FL 33130
Facsimile No: +1-305-358-7876
Telephone No.: +1-305-507-8808
Attention: Curtis Wolfe
Email: cw@netelement.com

with a copy to:

Bilzin Sumberg Baena Price & Axelrod LLP
1450 Brickell Avenue, 23rd Floor
Miami, Florida 33131-3456
Facsimile No.: +1-305-351-2294
Telephone No.: +1-305-374-7580
Attention: Serge Pavluk
Email: spavluk@bilzin.com

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SECTION 9.03         Certain Definitions.

(a)          For purposes of this Agreement:

“2004 Company Option Plan” means the Splinex Technology, Inc. 2004 Stock Option Plan (Splinex Technology, Inc. being the prior name of the Company).

“2011 Company Option Plan” means the 2011 Equity Incentive Plan of Net Element, Inc.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Anti-Bribery Laws” means the United States Foreign Corrupt Practices Act or any other similar laws, statue, rule or regulation of any country, including any anti-bribery and related prohibitions implemented under the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Organization of American States Inter-American Convention Against Corruption, Council of Europe Criminal Law Convention on Corruption, the United Nations Convention Against Corruption, the African Union Convention on Preventing and Combating Corruption, applicable to the Companies or any of their Subsidiaries.

“beneficial owner”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

“Cashless Exercise” means that the holder of any Company Convertible Security (other than the Fixed Conversion Securities) shall be entitled to receive that number of Company Shares equal to the quotient obtained by dividing [(Cashless Share Price – B)*(X)] by (Cashless Share Price), where (B) equals the exercise price of any such Convertible Security, and (X) equals the number of Company Shares that would be issuable upon exercise of such Company Convertible Security (other than the Fixed Conversion Securities), in accordance with the terms of its issuance if such exercise were by means of a cash exercise rather than a cashless exercise, or such other formula as the parties and the holders of such Company Convertible Securities may agree.

“Cashless Share Price” means the Closing Cazador Share Price multiplied by the Exchange Ratio.

“Cazador Certificate of Incorporation” means the Cazador Certificate of Incorporation, dated as of April 20, 2010.

“Cazador Common Stock” means the shares of common stock, par value $0.0001 per share, of Cazador.

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“Cazador Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of Cazador or (ii) the ability of Cazador to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any movement in the price of Cazador’s stock on the open market or change in price or value in Cazador’s industry segment, or the markets or major indexes generally, constitute, in itself, such an event, circumstance, change or effect; provided further, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions (including, without limitation, interest rates generally) or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on Cazador, (y) general changes in the industries in which Cazador operates, except those events, circumstances, changes or effects that adversely affect Cazador to a materially greater extent than they affect other entities operating in such industries or (z) the public announcement or pendency of the transactions contemplated hereby or Cazador’s compliance with the terms and conditions of this Agreement or actions taken or not taken by Cazador upon the request of the other party to this Agreement, (xx) changes in Laws, (yy) changes in GAAP of general applicability or generally applicable to Cazador’s industry segment, or (zz) SEC rulemaking requiring enhanced disclosure of business combination transactions with a public shell.

“Closing Cazador Share Price” means the price of a Cazador Share as of the close of the Nasdaq trading market on the day immediately prior to the Closing Date.

“Company Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any movement in the price of the Company’s stock on the open market or change in price or value in the Company’s and the Company Subsidiaries’ industry segment, or the markets or major indexes generally, constitute, in itself, such an event, circumstance, change or effect; provided further, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions (including, without limitation, interest rates generally) or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on the Company or the Company Subsidiaries, (y) general changes in the industries in which the Company and the Company Subsidiaries operate, except those events, circumstances, changes or effects that adversely affect the Company and its subsidiaries to a materially greater extent than they affect other entities operating in such industries, (z) the public announcement or pendency of the transactions contemplated hereby or the Company’s or the Company Subsidiaries’ compliance with the terms and conditions of this Agreement or actions taken or not taken by the Company or the Company Subsidiaries upon the request of the other party to this Agreement, (xx) changes in Laws, (yy) changes in GAAP of general applicability or generally applicable to the Company’s or Company Subsidiaries’ industry segment, or (zz) SEC rulemaking requiring enhanced disclosure of business combination transactions with a public shell.

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“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Exchange Ratio” means 0.025, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

“Hazardous Substances” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Intellectual Property” means (i) patents, patent applications and statutory invention registrations, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names and other source identifiers (all of the foregoing whether or not registered), and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, copyrightable works of authorship in any medium (whether or not registered), including without limitation writings of any kind, printed or graphic matter (including all preparatory materials such as sketches, drafts, outtakes, outlines and drawings), scripts, films, audio, video, or audiovisual recordings in any medium, artwork and designs in any medium, computer source code and object code and related documentation, photographs in any medium, and musical compositions and recordings;, and (iv) confidential and proprietary information, including trade secrets and know-how; and all other intellectual property or proprietary rights of any kind or description.

“Knowledge of the Company”, “to the Company’s Knowledge” and phrases of similar import mean the actual knowledge of Mike Zoi, Jonathan New and Dmitry Kozko, following the exercise of reasonable diligence in the course of their executive and management responsibilities.

“Knowledge of Cazador”, “to the Cazador’s Knowledge” and phrases of similar import mean the actual knowledge of Francesco Piovanetti, Alberto Hernandez and Juan Carlos Bou, following the exercise of reasonable diligence in the course of their executive and management responsibilities.

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“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Prospectus” means the final prospectus of Cazador, dated as of October 7, 2010.

“Shareholder Rights Agreement” means that certain Shareholder Rights Agreement by and among Mark Global Corporation, Kenges Rakishev, Mike Zoi, TGR Capital, LLC, MZ Capital, LLC (DE), MZ Capital, LLC (FL), Enerfund, LLC and the Company, dated as of February 24, 2012.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Cazador or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Tax” (including, with correlative meaning, the term “Taxes,”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Governmental Authority relating to Taxes.

(b)          The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2011 Company Balance Sheet	§ 3.07(c)
2011 Cazador Balance Sheet	§ 4.07(c)
Action	§ 3.09
Additional Company SEC Reports	§ 3.07(a)
Additional Cazador SEC Reports	§ 4.07(a)
Agreement	Preamble
Bilzin	§ 6.11(b)
Blue Sky Laws	§ 3.05(b)
Cazador	Preamble
Cazador Board	Recitals
Cazador Certifications	§ 4.07(g)
Cazador Disclosure Schedule	Article IV
Cazador Preferred Stock	§ 4.03(a)
Cazador Permits	§ 4.06
Cazador SEC Reports	§ 4.07(a)

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Cazador Shares	§ 2.01(a)
Cazador Stockholders’ Meeting	§ 6.01(a)
Certificate of Merger	§ 1.02(a)
Certificates	§ 2.02(b)
Change in the Company Recommendation	§ 6.04(c)
Claims	§ 5.03(b)
Closing	§ 1.02(b)
Code	Recitals
Company	Preamble
Company Affiliate	§ 6.09
Company Board	Recitals
Company Certifications	§ 3.07(g)
Company Convertible Securities	§ 2.04(a)
Company Convertible Securities Agreements	§ 2.04(b)
Company Disclosure Schedule	Article III
Company Licensed Intellectual Property	§ 3.13(e)
Company Owned Intellectual Property	§ 3.13(d)
Company Permits	§ 3.06
Company Preferred Stock	§ 3.03(a)
Company Recommendation	§ 6.01(b)
Company SEC Reports	§ 3.07(a)
Company Shares	§ 2.01(a)
Company Software	§ 3.13(k)
Company Stock Awards	§ 3.03(a)
Company Stock Options	§ 2.04(a)
Company Stockholders’ Meeting	§ 6.01(a)
Company Subsidiary	§ 3.01(a)
Company Triggering Event	§ 8.01
Company Warrants	§ 2.04(a)
Competing Transaction	§ 6.04(d)
Confidentiality Agreement	§ 6.03(b)
Conversion Agreement	§ 2.04(a)
DGCL	Recitals
Dissenting Shares	§ 2.05(a)
Environmental Permits	§ 3.15
ERISA	§ 3.10(a)
ERISA Affiliate	§ 3.10(c)
Exchange Act	§ 3.07(a)
Exchange Agent	§ 2.02(a)
Exchange Fund	§ 2.02(a)
Expenses	§ 8.03
FINRA	§ 6.17
FINRA Notifications	§ 6.17
Fixed Conversion Securities	§ 2.04(a)
Free Software	§ 3.13(k)
GAAP	§ 3.07(b)
Governmental Authority	§ 3.05(b)
Investment Company Act	§ 4.13(a)
IRS	§ 3.10(b)
Joint Proxy Statement	§ 6.01(a)
Law	§ 3.05(a)
Lease Documents	§ 3.12(b)
Material Contracts	§ 3.16(a)
Merger	Recitals

56

Merger Effective Time	§ 1.02(a)
Multiemployer Plan	§ 3.10(c)
Nasdaq	§ 4.05
Notice of Superior Proposal	§ 6.04(c)
Open Source Software	§ 3.13(k)
Order	§ 7.01(d)
Plans	§ 3.10(a)
Potential Round Lot Holders	§ 2.01(a)
Proposal	§ 6.04(b)
Proprietary Software	§ 3.13(k)
Redemption Rights	§ 2.02(f)
Reed Smith	§ 6.11(b)
Registration Statement	§ 6.01(a)
Representatives	§ 6.03(a)
SEC	§ 3.07(a)
Securities Act	§ 3.07(a)
Superior Proposal	§ 6.04(e)
Surviving Corporation	§ 1.01
Terminating Company Breach	§ 8.01(f)
Terminating Cazador Breach	§ 8.01(h)
Transactions	§ 3.01(a)
Trust Account	§ 4.13(a)
Trust Agreement	§ 4.13(a)
Trust Fund	§ 4.13(a)
Trustee	§ 4.13(a)
Unvested Securities	§ 2.04(a)

SECTION 9.04         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05         Entire Agreement; Assignment. This Agreement and the Preferred Stock Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 6.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Cazador may assign all or any of their rights and obligations hereunder to any affiliate of Cazador, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

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SECTION 9.06         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 9.07         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

SECTION 9.08         Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.08.

SECTION 9.09         Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.10         Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, Cazador and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CAZADOR ACQUISITION CORPORATION LTD.

By	/s/Francesco Piovanetti
Name: Francesco Piovanetti
Title: Chief Executive Officer

NET ELEMENT, INC.

By	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

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